UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2016

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

A copy of the news release, dated March 2, 2016, of Prudential Financial, Inc. (the “Company”) announcing the closing of the acquisition described in Item 8.01 below is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events.

The Company announced today that it has completed the purchase from Inversiones La Construcción S.A. (“ILC”), the investment subsidiary of the Chilean Construction Chamber, of an indirect ownership interest in Administradora de Fondos de Pensiones Habitat S.A. (“AFP Habitat”), a leading provider of retirement services in Chile. The Company indirectly acquired approximately 40 percent of AFP Habitat from ILC. The Company acquired its indirect interest in the AFP Habitat shares from subsidiaries of ILC for 899.90 Chilean Pesos per share, for a total purchase price of approximately US$529 million at current exchange rates. The Company and ILC now indirectly own equal controlling stakes in AFP Habitat through a joint holding company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	News release of Prudential Financial, Inc., dated March 2, 2016, announcing the closing of its acquisition of an ownership stake in AFP Habitat (furnished and not filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 2, 2016

PRUDENTIAL FINANCIAL, INC.
By:		/s/ Andrew Hughes
	Name:	Andrew Hughes
	Title:	Vice President and Assistant Secretary

Exhibit Index

Exhibit No.	Description
99.1	News release of Prudential Financial, Inc., dated March 2, 2016, announcing the closing of its acquisition of an ownership stake in AFP Habitat (furnished and not filed).